UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008 (January 9, 2008)
PREGIS HOLDING II CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-130353-04 (Commission File Number)	20-3321581 (I.R.S. employer Identification Number)
1650 Lake Cook Road
Deerfield, Illinois 60015
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 597-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 19, 2007, Andy Brewer separated from employment as President, Protective Packaging North America, of Pregis Holding I Corporation (“Pregis I”), and its wholly owned subsidiaries Pregis Holding II Corporation (“Pregis II”) and Pregis Corporation (“Pregis”) (Pregis I, Pregis II and Pregis, collectively the “Employers”). Pursuant to a Separation Agreement and Release, dated January 9, 2008, by and among Mr. Brewer and the Employers (the “Separation Agreement”), Mr. Brewer is eligible to receive the following benefits: (i) aggregate cash payments approximately equal to $216,000 and (ii) continuation of medical and dental benefits through March 19, 2008. The Employers’ obligation to provide these benefits is subject to Mr. Brewer’s continued compliance with his obligations under the Noncompetition Agreement, dated October 12, 2005, between Mr. Brewer and Pregis I, as modified by the Separation Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 11, 2008

PREGIS HOLDING II CORPORATION
By:	/s/ D. Keith LaVanway
	Name:	D. Keith LaVanway
	Title:	Vice President and Chief Financial Officer

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